EXHIBIT 10.3

C1 FINANCIAL, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

Section 1.  Purpose.  The purpose of the Plan (as defined below) is to facilitate Employee participation in the ownership and economic progress of the Company and its Subsidiaries by providing Employees with an opportunity to purchase Shares of the Company.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.  The provisions of the Plan shall, accordingly, be administered, interpreted and construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

Section 2.  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

(a)  “Beneficiary” shall mean a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death.  If no such Person can be named or is named by the Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(b)  “Board” shall mean the board of directors of the Company.

(c)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Code shall include any successor provision thereto.

(d)  “Committee” shall mean the Executive Compensation Committee of the Board or such other committee as may be designated by the Board.  If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(e)  “Company” shall mean C1 Financial, Inc., and any and all successor entities.

(f)  “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee.  Continuous status as an Employee shall not be considered interrupted in the case of a leave of absence except as provided in Section 11(b).

(g)  “Designated Subsidiary” shall mean each Subsidiary as may be designated by the Board or the Committee from time to time among a group consisting of the Company and its Subsidiaries, including corporations that become Subsidiaries after the Effective Date.

(h)  “Effective Date” shall mean the effective date of the Company’s initial public offering.

(i)  “Eligible Compensation” for an Offering Period shall mean (i) base salary received during such Offering Period by an Eligible Employee for services to the Employer and (ii) commissions or commission income received during such Offering Period by an Eligible Employee.  For the avoidance of doubt, Eligible Compensation shall not include overtime, severance pay, hiring and relocation bonuses, pay in lieu of vacation, sick leave, any other bonus, incentive or other special payments (other than commissions described in clause (ii) above) or any other form of compensation that may be paid from time to time to the Employee from the Employer.  Eligible Compensation for Participants shall be pro-rated based upon the Eligible Compensation which he or she receives on each pay date during such Offering Period.

(j)  “Eligible Employee” shall have the meaning specified in Section 3(a).

(k)  “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Employer.

(l)  “Employer” shall mean, with respect to an Offering Period, the Company and each of its Designated Subsidiaries.

(m)  “Enrollment Date” shall mean the first day of each Offering Period.

(n)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(o)  “Exercise Date” shall mean the last day of each Offering Period.

(p)  “Exercise Price” shall have the meaning specified in Section 7(b).

(q)  “Fair Market Value” shall mean (i) with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(r)  “Offering Period” shall mean the period described in Section 4.

(s)     “Participant” shall mean an Eligible Employee who has elected to participate in the Plan.

(t)  “Participant Account” shall mean that separate account maintained under the Plan to record the amount that a Participant has contributed to the Plan during an Offering Period.

(u)  “Plan” shall mean the C1 Financial, Inc. 2014 Employee Stock Purchase Plan.

(v)  “Share” shall mean shares of the Company’s common stock, $0.01 par value per Share.

(w)  “Stock Administrator” shall mean the administrator appointed by the Board or the Committee pursuant to Section 15 to administer the Plan.

(x)  “Subscription Agreement” shall have the meaning specified in Section 5.

(y)  “Subsidiary” shall mean a corporation, domestic or foreign, of which at the time of the granting of an option pursuant to Section 7, not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

Section 3.  Eligibility.

(a)  General Rule.  Any full or part time Employee (i) whose customary employment is at least 20 hours per week, (ii) who has completed 30 days of service with the Employer as of any Enrollment Date, (iii) whose customary employment is for more than five months in any calendar year and (iv) who satisfies any additional criteria that the Committee may determine, in its sole discretion, from time to time shall be eligible to participate as an “Eligible Employee” during the Offering Period beginning on such Enrollment Date, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code; provided, however, that, subject to Section 423 of the Code, an Employee of a Designated Subsidiary who is a citizen or resident of a foreign jurisdiction shall not be an “Eligible Employee” if the grant of an option under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of an option to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Committee in its sole discretion.

(b)  Exceptions.  Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to purchase Shares under the Plan if:

(i)  Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock (including for purposes of this Section 3(b) any stock he or she holds outstanding options to purchase) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or Subsidiary computed in accordance with Section 423(b)(3) of the Code, or

(ii)  Such option would permit such Employee’s right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.

Section 4.  Offering Periods.  Offering Periods may be established by the Committee from time to time at the Committee’s discretion.  Such Offering Periods may span periods of one to twenty-seven months and may be sequential or overlapping, in the discretion of the Committee; provided that in all cases such Offering Periods shall comply with applicable rules under Section 423 of the Code.

Section 5.  Participation.  An Eligible Employee shall become a Participant by completing a subscription agreement in such form as shall be specified by the Company (“Subscription Agreement”), and returning it to the Stock Administrator prior to the Enrollment Date for the applicable Offering Period, unless a later time for filing the Subscription Agreement is set by the Committee for all Eligible Employees with respect to such Offering Period.

Section 6.  Payment for Shares.

(a)  At the time a Participant files his or her Subscription Agreement, such Participant shall designate the portion of his or her Eligible Compensation that he or she elects to have withheld during the applicable Offering Period.  Payroll deductions shall be made on each pay date during the Offering Period at a whole percentage rate not to exceed 10% of the Eligible Compensation which a Participant receives on each pay date during the Offering Period or such other limitation as the Committee may establish from time to time in its discretion consistent with applicable rules under Section 423 of the Code.

(b)  All deductions during an Offering Period that are made from a Participant’s Eligible Compensation shall be credited to his or her Participant Account under the Plan on an after-tax basis. A Participant may not make any separate cash payment into his or her Participant Account.

(c)  A Participant may discontinue his or her participation in the Plan as provided in Section 11, but no other change can be made during an Offering Period and, for the avoidance of doubt, a Participant may not alter the amount of his or her Eligible Compensation deductions for that Offering Period.

(d)  Unless otherwise specified by a Participant prior to the Enrollment Date of any subsequent Offering Period by completing a Committee-specified process, a Participant shall be deemed to have elected to participate in each subsequent Offering Period to the same extent and in the same manner as the prior Offering Period, subject to the terms and conditions of this Plan and the applicable Subscription Agreement.

(e)  Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Participants to pay the subscription amount under their Subscription Agreements in a manner different than the payroll deduction procedure described above; provided that such variance from the procedures above complies with applicable rules under Section 423 of the Code.

Section 7.  Grant of Option.

(a)  On the Enrollment Date for each Offering Period, each Participant shall be granted an option to purchase on the applicable Exercise Date, a maximum number of 10,000 Shares; provided, however, that the number of Shares subject to such option shall be reduced, if necessary, to a number of Shares which would not exceed the limitations described in Section 3(b) and Section 13(a) hereof; and, provided further, that prior to the beginning of an Offering Period the Committee may determine a different maximum number of Shares for such Offering Period or a maximum number of Shares derived pursuant to a calculation methodology established by the Committee and consistent with applicable rules under Section 423 of the Code.

(b)  The exercise price per Share offered in a given Offering Period (the “Exercise Price”) shall be 85% of the lesser of Fair Market Value on the Enrollment Date and the Exercise Date, unless a higher exercise price is established for such Offering Period in the discretion of the Committee.

Section 8.  Exercise of Option.  The Participant’s option for the purchase of Shares will be exercised automatically on the Exercise Date of such Offering Period by purchasing the maximum number of Shares subject to such option which may be purchased at the Exercise Price with the funds in his or her Participant Account unless, prior to such Exercise Date, the Participant has withdrawn from the Offering Period pursuant to Section 11.  During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by such Participant.

Section 9.  Delivery.  Unless otherwise provided by the Company, the Stock Administrator shall hold Shares issued pursuant to the exercise of the option until any such Shares are distributed to the Participant, transferred or sold in accordance with procedures established from time to time by the Company or the Stock Administrator. Shares shall be delivered as soon as reasonably practicable after termination of a Participant’s Continuous Status as an Employee or receipt of such request by the Participant for delivery of all Shares, subject to compliance with all applicable law.

Section 10.  Dividends.  Shares received upon exercise of an option shall be entitled to receive dividends on the same basis as other outstanding Shares.  A Participant will not be entitled to any dividends with respect to options to purchase Shares under the Plan.

Section 11.  Withdrawal; Termination of Employment.

(a)  A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Participant Account for the applicable Offering Period by delivery to the Stock Administrator of notice, in the form specified by the Company, on any date up to a certain number of days prior to the Exercise Date to be specified by the Stock Administrator or to be provided for in the applicable Subscription Agreement.  All of the Participant’s payroll deductions credited to his or her Participant Account for such Offering Period will be paid to such Participant as soon as reasonably practicable after receipt of his or her notice of withdrawal.  Such withdrawal shall permanently terminate the Participant’s participation for the Offering Period in which the withdrawal occurs.

(b)  In the event of the termination on or before the Exercise Date of the Participant’s Continuous Status as an Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan, and the Participant or his or her Beneficiary (in the event of such Participant’s death) shall receive any funds in his or her Participant Account as soon as reasonably practicable after the date of such withdrawal; provided, however, a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence.  Eligible Compensation deductions, as applicable, for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless the leave of absence begins in one Offering Period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new Subscription Agreement is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.

(c)  A Participant’s withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar Plan which may hereafter be adopted by the Company.

Section 12.  Interest.  No interest shall accrue on the Eligible Compensation deductions of a Participant or on any other amounts in his or her Participant Account.

Section 13.  Shares.

(a)  The maximum number of Shares which shall be made available for sale under the Plan shall be 1,000,000 Shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19.  Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to purchase under the Plan, in the sole and absolute discretion of the Board or the Committee.  Further, if for any reason any purchase of Shares pursuant to an option under the Plan is not consummated, the Shares subject to the applicable Subscription Agreement may be made available for sale pursuant to a new Subscription Agreement under the Plan.

(b)  If, on a given Exercise Date, the Shares with respect to which options are to be exercised exceed the Shares then available under the Plan, the Committee shall make a pro rata allocation of the remaining Shares that are available for purchase in as uniform a manner as shall be reasonably practicable and as it shall determine to be equitable.  In such event, the Company shall give notice to each Participant of such reduction in the number of Shares which such Participant shall be allowed to purchase.  Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of the Company, such issuance would constitute a violation of federal or state securities laws or regulations, the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded or the laws of any country.

Section 14.  No Rights as a Shareholder.  Neither the Participant nor his or her Beneficiaries will have any interest or other right in, or dividend or voting rights with respect to, Shares covered by his or her option until such option has been exercised and the related Shares have been purchased under the Plan.

Section 15.  Administration.

(a)  The Plan shall be administered by the Committee, which shall be appointed by the Board. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof.  The Committee may issue rules and regulations for administration of the Plan.  It shall meet at such times and places as it may determine.

(b)  Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have the full power and authority to: (i) subject to Section 423 of the Code, designate Participants; (ii) direct the administration of the Plan by the Stock Administrator in accordance with the provisions herein set forth; (iii)

adopt rules of procedure and regulations necessary for the administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan; (iv) determine, in its sole discretion, all questions with regard to rights of Employees and Participants under the Plan, including but not limited to, the eligibility of an Employee to participate in the Plan and the range of permissible percentages of Eligible Compensation an Eligible Employee may specify to be withheld and the maximum amount; (v) enforce the terms of the Plan and the rules and regulations it adopts; (vi) direct or cause the Stock Administrator to direct the distribution of the Shares purchased hereunder; (vii) furnish or cause the Stock Administrator to furnish the Employer with information which the Employer may require for tax or other purposes; (viii) engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties; (ix) prescribe procedures to be followed by Eligible Employees in electing to participate herein; (x) receive from each Employer and from Eligible Employees such information as shall be necessary for the proper administration of the Plan; (xi) maintain, or cause the Stock Administrator to maintain, separate accounts in the name of each Participant to reflect his or her Participant Account under the Plan; (xii) interpret and construe the Plan in its sole discretion; (xiii) correct any defect, supply any omission and reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect; (xiv) make any changes or modifications necessary to administer and implement the provisions of the Plan in any foreign country to the fullest extent possible; and (xv) delegate any of its duties and authorities under the Plan to such parties or committees as it may determine and that is consistent with Section 423 of the Code. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, administer the Plan.  In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

Section 16.  Transferability.  Neither any monies credited to a Participant’s Participant Account nor any rights with regard to the exercise of an option to purchase Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or by laws of descent and distribution) by the Participant.  Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company shall treat such act as an election to withdraw funds in accordance with Section 11.

Section 17.  Use of Funds.  All Eligible Compensation deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

Section 18.  Reports.  Individual Participant Accounts will be maintained for each Participant, and statements will be given to Participants promptly following an Exercise Date, which statements will set forth the amount of Eligible Compensation deductions for the applicable Offering Period, the per-Share purchase price, the number of Shares purchased, and the remaining cash balance, if any.

Section 19.  Adjustments Upon Changes in Capitalization and Certain Transactions.  Except as would cause the Plan to fail to satisfy the requirements of Section 423 of the Code: (a) in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split (including a stock split in the form of a stock dividend), reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to outstanding options as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration any applicable accounting and tax consequences, including such adjustments in the limitations in Section 7(a) and Section 13 and in the class and number of Shares and Exercise Price with respect to outstanding options under the Plan; and (b) in the event of any transaction or event described in (a) above, or any unusual or nonrecurring transaction or events affecting the Company or any changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to: (i) provide for either (X) termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon exercise of such option had such option been currently exercisable or (Y) the replacement of such outstanding option with other rights or property selected by the Committee in its sole discretion; (ii) provide that the outstanding options under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; (iii) make adjustments in the number and type of Shares (or other securities or property) subject to outstanding options under the Plan and/or in the terms and conditions of outstanding options and options which may be granted in the future; (iv) shorten the Offering Period then in progress and set a new Exercise Date, which shall be a date immediately prior to the date of any transaction or event described in (a) above and provide for any other necessary procedures to effectuate such actions; and/or (v) provide that all outstanding options shall terminate without being exercised.

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Committee, no issuance by the Company or shares of stock of any class, or securities convertible into stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to, the number of Shares subject to an option or the grant or Exercise Price of any option.

Section 20.  Amendment or Termination.

(a)  The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that the Board (i) shall not, without the approval of the shareholders of the Company, increase the maximum number of Shares which may be issued under the Plan (except pursuant to Section 19) and (ii) shall otherwise obtain shareholder approval of any amendment, alteration, suspension, discontinuance or termination of the Plan, if, and to the extent, required by applicable law. Except as specifically provided in the Plan, as required to comply with Section 423 of the Code, or as required to obtain a favorable ruling from the Internal Revenue Service, no such amendment, alteration, suspension, discontinuation or termination of the Plan pursuant to this Section 20 may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant.

(b)  The Plan shall automatically terminate on the Exercise Date that Participants become entitled to purchase a number of Shares greater than the number available for purchase under Section 13.

Section 21.  Notices.

(a)  All notices or other communications by an Eligible Employee or a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(b)  All notices or other communications by the Employer, the Company, the Board or the Committee under or in connection with the Plan shall be deemed to have been duly given when (i) personally delivered, including electronic transmission in such form as the Board or the Committee shall direct, or (ii) placed in the mail of the country of the sender in an envelope addressed to the last known address of the person to whom the notice is given.

Section 22.  Shareholder Approval.  The effectiveness of the Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board.  Notwithstanding any provision to the contrary, failure to obtain such shareholder approval shall void the Plan, any options granted under the Plan, any Share purchases pursuant to the plan, and all rights of all Participants.

Section 23.  Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under both sets of laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Section 24.  Withholding; Disqualifying Disposition.  Notwithstanding any other provision of the Plan, at the time a Participant’s option under the Plan is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of by a Participant, the Participant must make adequate provision for his or her Employer’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares.  At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation, the amount necessary for the Company to meet applicable tax withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to a sale or early disposition of Shares by the Participant.

Section 25.  Effective Date of the Plan. The Plan shall be effective as of the Effective Date, subject to its approval by the shareholders of the Company as described in Section 22.

Section 26.  Term of Plan.  The Plan shall continue in effect until the earliest to occur of (a) the tenth-year anniversary of the Effective Date; (b) the maximum number of Shares available for issuance under the Plan have been issued in accordance with Section 20(b); (c) the Board terminates the Plan in accordance with Section 20(a); or (d) the failure to obtain shareholder approval pursuant to Section 22.

Section 27.  No Rights Implied.  Nothing contained in the Plan, any modification or amendment to the Plan, or the creation of any Participant Account, the execution of any Subscription Agreement, or the issuance of any Shares, shall give any Employee or Participant any right to continue his or her employment, any legal or equitable right against the Employer or Company or any officer, director, or employee of the Employer or the Company, or interfere in any way with the Employer’s or the Company’s right to terminate or otherwise modify an Employee’s employment at any time, except as expressly provided by the Plan.

Section 28.  Severability.  If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or entity, or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, person or entity, and the remainder of the Plan shall remain in full force and effect.

Section 29.  Waiver of Notice.  Any person entitled to notice under the Plan may waive such notice.

Section 30.  Successors and Assigns.  The Plan shall be binding upon all persons entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives, including, without limitation, such person’s estate and the executors, any receiver, trustee in bankruptcy or representative of creditors of such person, and upon the Employer, its successors and assigns.

Section 31.  Data Privacy.  By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any subsidiary, trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(a)  administering and maintaining Participant records;

(b)  providing information to the Company, Subsidiaries, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

(c)  providing information to future purchasers or merger partners of the Company or any subsidiary, or the business in which the Participant works; and

(d)  transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Section 32. Headings.  The titles and headings of the sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

Section 33. Governing Law.  The Plan shall be governed by the laws of the State of Florida, without application of the conflicts of law principles thereof, except to the extent Florida law is preempted by federal law.  The obligation of the Employer to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

Section 34.  Waiver of Jury Trial. EACH PARTICIPANT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

Section 35.  Dispute Resolution. Any dispute or claim arising out of, under or in connection with the Plan shall be submitted to arbitration in Florida and shall be conducted in accordance with the rules of, but not necessarily under the auspices of, the American Arbitration Association rules in force when the notice of arbitration is submitted. The arbitration shall be conducted before an arbitration tribunal comprised of three individuals, one selected by the Company, one selected by the Participant, and the third selected by the first two.  The Participant and the Company agree that such arbitration will be confidential and no details, descriptions, settlements or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other party, unless required by law or court order or in connection with enforcement of any decision in such arbitration.  Any damages awarded in such arbitration shall be limited to the contract measure of damages, and shall not include punitive damages.